Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated March 31, 2025, relating to the consolidated financial statements of Cardiol Therapeutics Inc. (the “Company”), appearing in the Company’s Annual Report on Form 40-F for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO Canada LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Canada

November 5, 2025